UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  December
                          18, 2003

               AEI INCOME & GROWTH FUND 23 LLC
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




          000-30449                     41-1922579
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


 30 East 7th Street, Suite 1300, St. Paul, Minnesota  55101
          (Address of Principal Executive Offices)


                       (651) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last
                           report)



Item 2.   Acquisition or Disposition of Assets.

       On December 18, 2003, the Limited Liability Company (the Company) purchased a newly constructed Johnny Carino's restaurant in Parker, Colorado from Kona Restaurant Group, Inc. The total cash purchase price of the land and building was approximately $2,360,000. Kona Restaurant Group, Inc. is not affiliated with the Company.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7. Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.  -
             Not    Applicable.     Property    was    newly
             constructed.

         (b) On December 18, 2003, the Company purchased the property for $2,360,000. The property was acquired with cash which was provided from proceeds of sale of properties. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Company had acquired the property on January 1, 2002, the Company's Investments in Real Estate would have increased by $2,360,000 and its Current Assets (cash) would have decreased by $2,360,000.

             The Total Income for the Company would have increased from $1,063,481 to $1,299,481 for the year ended December 31, 2002 and from $658,653 to $764,358 for the nine months ended September 30, 2003 if the Company had owned the property during the periods.

             Depreciation  Expense would have  increased  by
             $77,417   and  $58,063  for  the   year   ended
             December  31,  2002 and the nine  months  ended
             September 30, 2003, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $990,392 to $1,148,975 and from $1,467,685 to
             $1,515,327, which would have resulted in Net Income of $82.49 and $111.87 per LLC Unit outstanding for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

         (c) Exhibits

              Exhibit 10.1 - Net Lease Agreement dated April
                             4, 2003 between the Company and
                             Kona   Restaurant  Group,  Inc.
                             relating to  the  property  at
                             9355  Crown   Crest  Boulevard,
                             Parker, Colorado  (incorporated
                             by   reference  to Exhibit 10.2
                             of Form 10-QSB  filed on May 12,
                             2003).


              Exhibit 10.2 First Amendment to Net Lease Agreement dated December 18, 2003 between the Company and Kona Restaurant Group, Inc. relating to the property at 9355 Crown Crest Boulevard, Parker, Colorado.


                         SIGNATURES

        Pursuant  to  the  requirements  of  the  Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AEI INCOME & GROWTH FUND 23 LLC

                               By:  AEI Fund Management XXI, Inc.
                               Its:  Managing Member


Date:  December 29, 2003       /s/ Patrick W Keene
                              By:  Patrick W. Keene
                              Its Chief Financial Officer